Exhibit 99.1
Select Medical Corporation
4716 Old Gettysburg Road
Mechanicsburg, PA 17055
June 7, 2007
Nexus Health Systems, Inc.
Neurobehavioral Management Services, L.L.C.
Nexus Health Inc.
c/o Nexus Health Systems, Inc.
One Riverway
Suite 600
Houston, TX 77056
Attention: John Cassidy, M.D.
     Re:           Termination of Stock Purchase Agreement
Ladies and Gentlemen:
     Reference is made to the Stock Purchase Agreement, dated as of March 26, 2007 (the “Stock Purchase Agreement”), by and between Select Medical Corporation, a Delaware corporation, Nexus Health Systems, Inc., a Delaware corporation, Neurobehavioral Management Services, L.L.C., a Texas limited liability company, Nexus Health Inc., a Nevada corporation, John Cassidy, M.D. and Michelle E. Betcher.
     Pursuant to Section 10.1(a) of the Stock Purchase Agreement, the undersigned hereby terminate the Stock Purchase Agreement effective immediately, and confirm that, pursuant to Section 10.3 of the Stock Purchase Agreement, the confidentiality agreements, dated September 18, 2006 and December 5, 2006, each between Nexus Health Systems and Select Medical Corporation, shall remain in full force and effect.
     This letter shall constitute a legally binding agreement of the undersigned.

Sincerely yours, SELECT MEDICAL CORPORATION
By:	/s/ Michael E. Tarvin
	Name:	Michael E. Tarvin
	Title:	Executive Vice President

Nexus Health Systems, Inc.
Neurobehavioral Management Services, L.L.C.
Nexus Health Inc.
June 7, 2007

Acknowledged and Agreed: NEXUS HEALTH SYSTEMS, INC.
By:	/s/ Gene P. Inman
	Name:	Gene P. Inman
	Title:	Chief Operating Officer

NEUROBEHAVIORAL MANAGEMENT
SERVICES, L.L.C.

By:	/s/ Gene P. Inman
	Name:	Gene P. Inman
	Title:	Chief Operating Officer

NEXUS HEALTH INC.

By:	/s/ Gene P. Inman
	Name:	Gene P. Inman
	Title:	Chief Operating Officer

cc:	McDermott Will & Emery LLP
28 State Street
Boston, MA 02109-1775
Attention: Mark B. Stein

Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104-2808
Attention: Carmen J. Romano